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                                                                     EXHIBIT 5.1



             [Skadden Arps Slate, Meagher & Flom LLP Letterhead]



                              September 12, 1997



Hayes Wheels International, Inc.
38481 Huron River Drive
Romulus, Michigan 48174

               Re:  Offer for All Outstanding
                    9 1/8% Senior Subordinated Notes Due
                    2007 in Exchange for 9 1/8% Series B
                    Senior Subordinated Notes Due 2007 of
                    Hayes Wheels International, Inc. --
                    Registration Statement on Form S-4

 Ladies and Gentlemen:

   We have acted as special counsel to Hayes Wheels International, Inc., a Delaware corporation (the "Company"), in connection with the public offering of up to $400,000,000 aggregate principal amount of 9 1/8% Series B Senior Subordinated Notes Due 2007 (the "New Notes") of the Company which are to be guaranteed on an unsecured senior subordinated basis pursuant to guarantees (the "Guarantees" and, together with the New Notes, the "Securities") by each of Hayes Wheels International-California, Inc., a Delaware corporation ("Hayes California"), Hayes Wheels International-Georgia, Inc., a Delaware corporation ("Hayes Georgia"), Hayes Wheels International-Indiana, Inc., a Delaware corporation ("Hayes Indiana"), Hayes Wheels International-Mexico, Inc., a Delaware corporation ("Hayes Mexico"), MWC Acquisition Sub, Inc., a Delaware corporation ("MWC Acquisition" and, collectively with Hayes California, Hayes Georgia, Hayes Indiana and Hayes Mexico, the "Delaware Subsidiaries"), Motor Wheel Corporation, an Ohio




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Hayes Wheels International, Inc.
September 12, 1997
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corporation ("Motor Wheel") and Hayes Wheels International-Michigan, Inc., a
Michigan corporation ("Hayes Michigan" and, collectively with the Delaware Subsidiaries and Motor Wheel, the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in which an aggregate principal amount of up to (i) $250,000,000 of the New Notes (the "New June Notes") will be exchanged for a like principal amount of the issued and outstanding 9 1/8% Senior Subordinated Notes due 2007 that were issued by the Company in an offering pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), which closed on June 30, 1997 (the "Old June Notes"), and (ii) $150,000,000 of the New Notes (the "New July Notes") will be exchanged for a like principal amount of the issued and outstanding 9 1/8% Senior Subordinated Notes due 2007 that were issued by the Company in an offering pursuant to Rule 144A of the Securities Act which closed on July 22, 1997 (the "Old July Notes" and, collectively with the Old June Notes, the "Old Notes" and, together with the New Notes, the "Notes"). The New June Notes are to be governed by an indenture, dated as of June 30, 1997 (the "June Indenture"), by and among the Company, the Guarantors, and The Bank of New York, as trustee (the "Trustee"), and the New July Notes are to be governed by an indenture, dated as of July 22, 1997 (the "July Indenture" and, together with the June Indenture, the "Indentures"), by and among the Company, the Guarantors and the Trustee.

   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

   In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-34319) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") on August 25, 1997 under the Securities Act and Amendment No. 1 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the registration rights agreement dated as of June 30, 1997, by and among the Company, the Guar-





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Hayes Wheels International, Inc.
September 12, 1997
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antors and the initial purchasers of the Old June Notes, and the registration rights agreement dated as of July 22, 1997, by and among the Company, the Guarantors and the initial purchasers of the Old July Notes (collectively, the "Registration Rights Agreements"); (iii) executed copies of the Indentures;
(iv) the Certificates of Incorporation of the Company and each of the Delaware Subsidiaries, as amended to date; (v) the By-Laws of the Company and each of the Delaware Subsidiaries, as amended to date; (vi) certain resolutions adopted by the Board of Directors of the Company, relating to, among other things, the Exchange Offer, the issuance of the Notes and the Securities, the Indentures and related matters; (vii) certain resolutions adopted by the Boards of Directors of each of the Delaware Subsidiaries relating to, among other things, the issuance of the Guarantees by the Delaware Subsidiaries; and (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and the Delaware Subsidiaries, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon the oral or written statements and representations of offi-





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Hayes Wheels International, Inc.
September 12, 1997
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cers and other representatives of the Company and the Delaware Subsidiaries.

   We have also assumed that the execution and delivery by the Company and the Guarantors of the Securities, the Registration Rights Agreements and the Indentures and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company, the Guarantors or any of their properties is subject, (ii) any law, rule or regulation to which the Company and the Guarantors are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

   Our opinions are also subject to the qualification that certain of the remedial provisions and waivers with respect to the Guarantees contained in the Indentures may be unenforceable in whole or in part, but the inclusion of such provisions should not affect the validity of the Guarantees, each taken as a whole, and each of the Guarantees, each taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the guarantee created thereby.





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Hayes Wheels International, Inc.
September 12, 1997
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   Members of this firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

   Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when
(i) the Registration Statement becomes effective and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes have been duly executed by the Company and the Guarantors and authenticated by the Trustee in accordance with the provisions of the respective Indentures and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreements and the respective Indentures, the New Notes will be valid and binding obligations of the Company entitled to the benefits of the respective Indentures and enforceable against the Company in accordance with their terms, and the Guarantees will constitute valid and binding obligations of the Delaware Subsidiaries entitled to the benefits of the respective Indentures governing such New Notes, enforceable against the Delaware Subsidiaries in accordance with their terms in each case, except to the extent that the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).





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Hayes Wheels International, Inc.
September 12, 1997
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   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                     Very truly yours,


                                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP